SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2005

Colombia Goldfields Ltd.

(Exact name of registrant as specified in its charter)

Nevada	000-51013	76-0730088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Water Street, Suite 610, Vancouver, British Colombia, Canada	V6B 5C6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604)691-6518

___________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On October 14, 2005, we completed an offering of 4,221,000 Units at $0.25 per Unit to a total of twenty-three (23) investors.  Each Unit consists of one (1) share of common stock, par value $0.00001, and one (1) Warrant (the “Warrant”) to purchase one (1) share of common stock, exercisable for twelve (12) months from the closing of the offering.  The exercise price for the Warrant is priced at $0.50.  The total amount we received from this offering was $1,055,250.  Assuming that all of the warrants are exercised by the investors, the gross proceeds received from the warrants will equal $2,110,500.

We completed the offering pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.  Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution.  We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser and the transfer agent affixed the appropriate legends.  Each investor was given adequate access to sufficient information about us to make an informed investment decision.

None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  No registration rights were granted to any of the purchasers.

SECTION 5 - Corporate Governance and Management

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 18, 2005, the board of directors appointed Mr. Jerry Goldberg to act as our Chief Financial Officer.

Mr. Goldberg has more than 15 years of experience in financial and operational management of emerging and early-stage companies. From November 2003 to March 2005, Mr. Goldberg was CFO and President of Emanation Software Inc., a start-up software development firm focused on digital media distribution. From September 2000 to August 2002, Mr. Goldberg was Director of Finance for The Ackerley Group, a publicly-traded media and entertainment firm. Mr. Goldberg also spent nearly 10 years as CFO and principal of Strategic Capital Corp, an investment banking advisory firm, through which he performed many interim-CFO assignments and was involved in dozens of merger and acquisition and financing transactions. During his career, Mr. Goldberg has also held financial management positions with such companies as AT&T Wireless Services.

There are no family relationships between Mr. Goldberg and any of our directors or executive officers.

Mr. Goldberg has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any employment agreement with Mr. Goldberg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colombia Goldfields Ltd.

/s/ Daniel Hunter
     Daniel Hunter, Chief Executive Officer

Date: October 18, 2005